SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 15, 2012

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 15, 2012, ICG held its Annual Meeting of Stockholders (the “Annual Meeting”). As of April 19, 2012, the record date for the Annual Meeting, there were a total of 36,811,043 shares of ICG Common Stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 34,676,575 shares of ICG Common Stock were represented in person or by proxy and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final number of votes cast for, cast against and withheld, as applicable, for each such matter, as well as the number of abstentions and broker non-votes with respect to each such matter.

1. ICG’s stockholders re-elected each of David J. Adelman, David J. Berkman and David K. Downes as a Class I director, each for a term of three years or until his successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
David J. Adelman	29,626,709	156,076	427,139	4,466,651
David J. Berkman	29,408,942	373,681	427,301	4,466,651
David K. Downes	29,474,637	307,833	427,454	4,466,651

2. ICG’s stockholders ratified the appointment of KPMG LLP as ICG’s independent registered public accountant for the fiscal year ending December 31, 2012. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,348,638	904,310	423,627	—

3. ICG’s stockholders voted in favor of approving, on an advisory basis, the compensation of ICG’s named executive officers, as disclosed in ICG’s proxy statement for the Annual Meeting. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,924,299	3,889,704	395,921	4,466,651

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: July 30, 2012	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

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